UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
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Lumber Liquidators Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 20, 2020

The following information supplements and amends the definitive proxy statement (the “Proxy Statement”) of Lumber Liquidators Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 8, 2020, in connection with the solicitation of proxies by the Board of Directors for the 2020 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined have the meaning given to them in the Proxy Statement.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Only stockholders of record as of the close of business on March 23, 2020, are entitled to notice of and to vote at the Annual Meeting.

Supplement to Definitive Proxy Statement for

Annual Meeting of STOCKHOLDERS

To Be Held Wednesday, MAY 20, 2020

Notice of Change in Location of 2020 Annual Meeting of Stockholders

To the Stockholders of Lumber Liquidators Holdings, Inc.:

Due to public health concerns relating to the COVID-19 pandemic, and to protect the health and well-being of its stockholders, directors and employees, our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will now be held virtually at 10:00 a.m. Eastern Time on May 20, 2020. The virtual meeting will provide stockholders the ability to participate, vote their shares and ask questions during the meeting.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 23, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee. To attend and participate in the Annual Meeting, stockholders must register in advance at https://www.viewproxy.com/LumberLiquidators/2020 (the “Meeting Registration Website”) prior to the deadline of 11:59 p.m. Eastern Time on May 17, 2020. Upon completing registration, eligible participants will receive further instructions via e-mail, including unique links that will allow such eligible participants to access the meeting. Eligible participants who have difficulty accessing the virtual meeting or the Meeting Registration Website may call the technical support number provided.

Regardless of whether you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting or by voting during the Annual Meeting by following the instructions available on the Meeting Registration Website. A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders for ten days prior to the Annual Meeting by contacting Lumber Liquidators at ir@lumberliquidators.com and will also be available during the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

M. Lee Reeves
Secretary
May 8, 2020

The Annual Meeting on Wednesday, May 20, 2020, at 10:00 a.m. Eastern Time will be available at https://www.viewproxy.com/LumberLiquidators/2020/VM. The Proxy Statement and Annual Report are available on our Investor Relations website at http://investors.lumberliquidators.com/proxy. Further instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate ownership of stock as of the record date and access the list of stockholders entitled to vote, are available at the Meeting Registration Website.

Additional Information Regarding Say-On-Pay Proposal

May 8, 2020

To Our Valued Stockholders,

First and foremost, we hope you are staying safe and healthy as we all continue to navigate our way through these unprecedented times. The welfare of our customers, employees and communities remains our top priority as we adjust our operations to respond to the COVID-19 pandemic and continue to meet the expectations of our stockholders.

We are reaching out today in advance of the Annual Meeting of Stockholders on May 20, 2020, to reinforce our commitment to maintain open communications with the investment community and provide a forum for feedback on executive compensation and its related governance practices.

Our stockholders have consistently provided strong support for our executive compensation program, with stockholder approval on our annual advisory vote (say-on-pay) averaging over 90% between 2015 and 2018. However, support uncharacteristically dipped to 79% last year. Prior to our Annual Meeting of Stockholders last year and as part of our regular cadence of stockholder meetings, conference calls and conferences, we encouraged our largest investors to raise any specific concerns about our executive compensation or governance practices. While some stockholders expressed concern about the equity plan share request in 2019, which may have driven the lower say on pay vote result last year, the overall design and direction of our executive compensation program and its continued emphasis on performance-based pay received support.

Over the years, we have also received consistent validation from ISS and Glass Lewis for our executive compensation program. However, in late 2019, Glass Lewis announced a change to its voting guidelines stating that they consider “stockholder say-on-pay support levels below 80% to represent a meaningful level of shareholder concern, and accordingly, companies should engage with their shareholders and take steps proportional to the level and persistence of disapproval.” We believe that our engagement efforts and response outlined in our latest proxy statement was appropriately balanced with the nearly 80% support we received for our program.

To this end, the following changes to the Executive Long-Term Incentive (LTI) Plan were approved by both the Compensation Committee and Board of Directors in 2019 and have been fully implemented for 2020:

✓	Lengthened the performance measurement period from two years to three years to better align with market practices	➢	Awards are earned and vest based on performance after the end of three years
✓	Added a relative financial metric to performance-based equity awards to further strengthen pay-for-performance alignment	➢	Awards are based on the achievement of three-year (absolute) Adjusted EBITDA and subject to a relative Total Shareholder Return (TSR) modifier
		➢	Relative TSR compares Company performance to the S&P 600 retail industry group over the performance period; penalizes bottom quartile performance or rewards top-quartile performance

These changes are intended to further strengthen the alignment of pay and performance in our executive compensation program, as well as focus executives on creating long-term stockholder value. We will continue to strive to ensure that our approach to executive compensation aligns with the Company’s stated compensation philosophy which is intended to align with stockholder’s interests, recognize individual accomplishments, align our executive team to common objectives and strikes a balance between risk and reward.

We value your feedback on our executive compensation program and encourage you to share your perspectives throughout the year. And of course, we thank you for your continued support of our program and investment in Lumber Liquidators. If you have any further questions or concerns, please feel free to send them to: Corporate Secretary, Lumber Liquidators Holdings, Inc., 4901 Bakers Mill Lane, Richmond, Virginia 23230, Attn: Compensation Committee of the Board of Directors.

Stay safe and healthy,

Compensation Committee of the Board of Directors

David A. Levin, Chairperson

Terri Funk Graham

Famous P. Rhodes

* * *

This Supplement is being filed with the Securities and Exchange Commission on, and first released to stockholders on or about, May 8, 2020. No other changes have been made to the Proxy Statement or to the matters to be considered at the Annual Meeting.